UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2012

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On December 5, 2012, MyMedicalRecords, Inc. (the "Company") executed a Non-Exclusive Patent License Agreement (the "Agreement") with 4medica, Inc. ("Licensee") to license certain rights in the Company's Health IT patents, including, but not limited to: U.S. Patent No. 8,321,240; U.S. Patent No. 8,301,466; U.S. Patent No. 8,117,045; U.S. Patent No. 8,117,646; and U.S. Patent No. 8,121,855, as well as any other Health IT patents to be issued pursuant to pending applications filed by the Company in the United States and all divisions, continuations, reissues and extensions thereof (collectively, the "Licensed Patents"). The Agreement expires simultaneously with the last to expire of the Licensed Patents.

The Licensee will utilize the rights granted under the Licensed Patents in connection with its Health IT business, including Licensee's iEHR and lab portal products, including, without limitation: (i) the 4medica Electronic Health Record for physicians practices and clinics; (ii) the 4medica iEHR for Inpatient, which is an Electronic Health Record intended for hospitals and other health centers; (iii) the 4medica Lab4 and Imaging4 web-portal based products sold to hospitals, laboratories, healthcare professionals and/or patients; (iv) applicable components of the products; and (v) derivations of the products using or incorporating, in whole or in part, the Licensed Patents.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
December 10, 2012	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer